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                                                      EXHIBIT 21.1


                                 LIST OF SUBSIDIARIES


Name                                            State of Incorporation
----                                            ----------------------
Concentra Management Services, Inc.             Nevada
Concentra Manage Care Services, Inc.            Massachusetts
Concentra Health Services, Inc.                 Nevada
Prompt Associates, Inc.                         Delaware
New England Medical Claims Analysts Corp.       Massachusetts
First Notice Systems, Inc.                      Delaware
Focus Healthcare Management, Inc.               Tennessee
Hillman Consulting, Inc.                        Nevada
OCI Holdings, Inc.                              Nevada
Concentra Preferred Payment Systems, Inc.       Delaware
PAI Acquisition Corporation                     Delaware
Concentra Acquisition Sub, Inc.                 Delaware
QMC3, Inc.                                      Colorado
CRA Managed Care of Washington, Inc.            Washington
Westest, Inc.                                   Texas
Premier Analytical Laboratories, Inc.           Texas
Drug Screens, Inc.                              Texas
Drug Free Consortium, Inc.                      Texas
Westest Staffing, Inc.                          Texas
Drug Labs of Louisiana, Inc.                    Louisiana
Certified Medical Examinations, Inc.            Massachusetts
Certified Medical Management, Inc.              Massachusetts